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Exhibit 24.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Medical Device Technologies, Inc.
San Diego, California

         We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, Registration Number 333-_____ of our report dated March 25, 1998, relating to the consolidated financial statements of Medical Device Technologies, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1997. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.


BDO Seidman, LLP


Costa Mesa, California
November 11, 1998